Exhibit 99.1

FOR IMMEDIATE RELEASE

Pattern Energy and Canada Pension Plan Investment Board Complete Transaction

SAN FRANCISCO, TORONTO, ON, March 16, 2020 – Pattern Energy Group Inc.

(NASDAQ and TSX: PEGI) (“Pattern Energy” or “the Company”) and Canada Pension Plan Investment Board (“CPP Investments”) today announced the completion of the previously announced merger transaction (the “Transaction”). Under the terms of the merger agreement, CPP Investments acquired all of the outstanding common shares of Pattern Energy for $26.75 per share in cash.

“We are pleased to close this transaction and deliver to Pattern Energy stockholders compelling and certain value,” said Alan Batkin, Chairman of the Pattern Energy Board of Directors. “I want to thank my colleagues on the Special Committee of the Board for their leadership in helping guide the Company through this extensive sale process.”

“This is an exciting day for Pattern Energy. We are proud of everything we accomplished and are pleased that our stockholders have reaped the benefit of the growth of our Company into a multinational operator of world-class wind and solar assets,” said Mike Garland, CEO of Pattern Energy. “With the completion of the Transaction, we are moving forward with strong partners in CPP Investments and Riverstone, and are better positioned to advance our mission of transitioning the world to renewable energy.”

“Pattern Energy has a high-quality operating portfolio of contracted assets and an ownership interest in a strong development business, which align well with CPP Investments’ renewable energy investment strategy,” said Bruce Hogg, Managing Director, Head of Power and Renewables, CPP Investments. “We look forward to working with Pattern Energy’s management team to grow the Company by capturing opportunities presented by the increasing global demand for low-carbon energy.”

Pattern Energy’s common shares are no longer traded on NASDAQ and are expected to be delisted from the Toronto Stock Exchange shortly following the closing date of the Transaction. The Company has applied to cease to be a reporting issuer under Canadian securities laws.

Evercore and Goldman Sachs & Co. LLC acted as independent financial advisors to Pattern Energy’s Special Committee of the Board, and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as independent legal counsel to the Special Committee of the Board.

About Pattern Energy

Pattern Energy Group Inc. (Pattern Energy) is a renewable energy company with a portfolio of 28 renewable energy projects that use proven, best-in-class technology and have an operating capacity of 4.4 GW in the United States, Canada and Japan. For more information, visit www.patternenergy.com.

About CPP Investments

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan (CPP) to pay current benefits in the best interests of 20 million contributors and beneficiaries. In order to build diversified portfolios of assets, investments in public equities, private equities, real estate, infrastructure and fixed income instruments are made by CPP Investments. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At December 31, 2019, the CPP Fund totalled C$420.4 billion. For more information about CPP Investments, please visit www.cppinvestments.com or follow us on LinkedIn, Facebook or Twitter.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding, the ability of the Company to advance its mission to bring renewable energy to communities, the ability of the Company to grow by capturing opportunities presented by demand for low-carbon energy, and similar statements. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

Pattern Energy

Media Contact

Matt Dallas

917 363 1333

matt.dallas@patternenergy.com

Investor Relations

Ross Marshall

416 526 1563

ross.marshall@loderockadvisors.com

CPP Investments

Darryl Konynenbelt

Director, Media Relations

416 972 8389

dkonynenbelt@cppib.com